Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We do hereby consent to the use of our name in “Item 2. Properties” of the Annual Report on Form 10-K of Stone Energy Corporation (the “Company”) for the year ended December 31, 2008 and to the incorporation by reference thereof into the Company’s previously filed Registration Statements on Form S-8 (Registration Nos. 33-67332, 333-51968, 333-64448, 333-87849 and 333-107440), S-3 (Registration No. 333-86450) and S-4 (Registration No. 333-151509).

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
February 25, 2009